SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                          ELLSWORTH CONVERTIBLE GROWTH
                              AND INCOME FUND, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)
.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                                65 Madison Avenue
                          Morristown, New Jersey 07960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                           Saturday, February 14, 2004
                            10:00 a.m., Eastern Time
                                       at
      Trianon Hotel, 3401 Bay Commons Drive, Bonita Springs, Florida 34134

To Shareholders of Ellsworth Convertible Growth and Income Fund, Inc.:

    We cordially invite you to attend our 2004 Annual Meeting of Shareholders to:

    1.  Elect three directors to three-year terms.

    2. Ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2004.

    3. Vote on an amendment to the Company's Charter to give shareholders the right to tender their shares during fiscal year 2004.

    4.  Transact any other business that properly comes before the meeting.

    We are holding the Annual Meeting on Saturday, February 14, 2004 at 10:00 a.m., Eastern Time, at the Trianon Hotel, 3401 Bay Commons Drive, Bonita Springs, Florida 34134.

    You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed, self-addressed, stamped envelope so that your shares will be represented and voted at the meeting according to your instructions. If you are the record owner of your shares on the books of the Company's transfer agent, then you may also submit your proxy vote by telephone or via the Internet, by following the instructions accompanying this Proxy Statement. If your broker holds your shares in its name, you may submit your proxy vote by any other means specified in the instructions that accompany this Proxy Statement. Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only shareholders of record on December 18, 2003 will be entitled to vote at the meeting or any adjournment of the meeting.

                                              Thomas H. Dinsmore
                                              Chairman of the Board of Directors
December 29, 2003

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                              ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                                65 Madison Avenue
                          Morristown, New Jersey 07960

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                February 14, 2004

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proxy Statement

    We are sending you this Proxy Statement and the enclosed proxy card because the Company's Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or use any of the available alternative proxy voting methods specified in the instructions that accompany this Proxy Statement.

    This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card will first be sent on or about December 29, 2003 to all shareholders entitled to vote. Shareholders who owned shares of the Company's common stock on December 18, 2003 are entitled to vote. On this record date, there were _________ shares outstanding. We know of no beneficial owner of more than five percent of those shares. Each share of the Company's common stock that you own entitles you to one vote. (A fractional share has a fractional vote.)

    We have previously sent to shareholders the Company's 2003 Annual Report including financial statements. If you have not received such report or would like to receive an additional copy, please contact Gary I. Levine at 65 Madison Avenue, Morristown, NJ 07960 or call (973) 631-1177. The Company will furnish such report free of charge.

Time and Place of Meeting

    We are holding the Annual Meeting on Saturday, February 14, 2004 at 10:00 a.m., Eastern Time, at the Trianon Hotel, 3401 Bay Commons Drive, Bonita Springs, Florida 34134.

Voting by Proxy

    Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. If you are the record owner of your shares on the books of the Company's transfer agent, then you may also submit your proxy vote by telephone or via the Internet, by following the instructions accompanying this Proxy Statement. If your broker holds your shares in its name, you may submit your proxy vote by any other means specified in the instructions that accompany this Proxy Statement. Returning the proxy card or using any of the available alternative proxy voting methods will not affect your right to attend the Annual Meeting and vote.

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    If you properly fill in your proxy card and send it to us in time to vote or use any of the available alternative proxy voting methods, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card or use any of the available alternative proxy voting methods but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

    o   FOR the election of all three nominees for director.

    o   FOR ratification of the appointment of independent auditors for 2004.

    o   AGAINST the amendment to the Company's Charter.

    Your proxy will have authority to vote and act on your behalf at any adjournment of the meeting.

    If you give a proxy, you may revoke it at any time before it is exercised. You can do this in one of three ways:

    o   You may send in another proxy with a later date.

    o You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    o   You may vote in person at the Annual Meeting.

Voting in Person

    If you do attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on December 18, 2003, the record date for voting, and authorizing you to vote.

Quorum Requirement

    A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote a majority of all shares outstanding on the record date are present in person or by proxy.

    Under rules applicable to broker-dealers, if your broker holds your shares in its name, we expect that the broker will be entitled to vote your shares on Proposals 1 and 2 even if it has not received instructions from you. However, your broker will not be entitled to vote on Proposal 3 unless it has received instructions from you. If your broker does not vote your shares on Proposal 3 because it has not received instructions from you, these shares will be considered "broker non-votes."

    Broker non-votes, if any, and abstentions will count as present for establishing a quorum.

Vote Necessary to Approve a Proposal

    Proposal 1. Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions will not count as


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votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

    Proposal 2. The affirmative vote of the majority of votes cast is needed to approve the ratification of the Audit Committee's appointment of the independent auditors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

    Proposal 3. The affirmative vote of two-thirds of all outstanding shares of the Company, whether or not present at the Annual Meeting, is needed to approve the amendment of the Company's Charter. Broker non-votes and abstentions will not count as votes cast and will have the effect of votes against this proposal.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Structure of the Board of Directors

    The Company's Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders. Directors in each class serve for a three-year term.

    The Board of Directors currently consists of nine persons. Seven of the directors are "independent," meaning they are not "interested persons" of the Company within the meaning of the Investment Company Act of 1940, as amended (the Investment Company Act). Two of the Company's directors are "interested persons" because of their business and financial relationships with the Company and Davis-Dinsmore Management Company (Davis-Dinsmore), its investment adviser.

    At the 2004 Annual Meeting, the terms of three directors are expiring. The directors nominated for election at this Annual Meeting would each hold office for a three-year term expiring in 2007. Other directors are not up for election this year and will continue in office for the rest of their terms. Each of the nominees is willing to serve as a director. However, if a nominee becomes unavailable for election, proxies will vote for another nominee proposed by the Board or, as an alternative, the Board may keep the position vacant or reduce the number of directors.

Nominees for Directors

    The Board has approved the nomination of the following people to serve as directors until the annual meeting of shareholders to be held in 2007. Each of the nominees is currently a director of the Company. The business address of each nominee and director listed below is Ellsworth Convertible Growth and Income Fund, Inc., 65 Madison Avenue, Suite 550, Morristown, NJ 07960.

  Nominees Who Are Independent Directors

    Gordon F. Ahalt, 75, is currently retired. Prior to his retirement, Mr. Ahalt was President of G.F.A. Inc., a petroleum industry consulting company, from 1982 until 2000. From 1987 until 1998, Mr. Ahalt was a consultant with W.
H. Reaves & Co., Inc., an asset management company. Mr. Ahalt has spent his career as an analyst of and a consultant to the petroleum industry, and has previously served as a director or executive officer of several energy companies. Mr. Ahalt has been a director of the Company since 1986. He is also a director of Bancroft Convertible Fund, Inc. (Bancroft), a closed-end investment company, Cal Dive International, a diving service company, and The Houston Exploration Company, an


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oil and gas exploration company, as well as several private investment funds.
Mr. Ahalt received a B.S. in Petroleum Engineering from the University of Pittsburgh.

    Elizabeth C. Bogan, Ph.D., 59, has been a Senior Lecturer in Economics at Princeton University since 1992. Before joining the faculty at Princeton she was the Chairman of The Economics and Finance Department at Fairleigh Dickinson University and a member of the Executive Committee for the College of Business Administration. Dr. Bogan has chaired numerous administrative and academic committees. Dr. Bogan has been a director of the Company since 1986 and is also a director of Bancroft. Dr. Bogan received an A.B. in Economics from Wellesley College, an M.A. in Quantitative Economics from the University of New Hampshire, and a Ph.D. in Economics from Columbia University. Her writings on finance have been published in The Financial Analysts Journal and in other journals.

    Nicolas W. Platt, 50, has been President of CNC-US, an international consulting company, since January 2003. From May 2001 to January 2003, he was a Senior Partner of Platt & Rickenbach, a New York based financial relations firm. From December 2000 to April 2001, he was the Executive Vice President of Ogilvy Public Relations Worldwide, a division of Ogilvy & Mather, WPP Group, UK. From January 1997 to December 2000, he was the Managing Director of the Corporate Financial Practice at the public relations firm of Burson-Marsteller, a division of Young & Rubicam, WPP Group, UK, where he ran the financial/investor relations practice. From 1995 to 1997, he was Senior Managing Director at Bozell-Sawyer Miller, a division of True North Communications, a public relations firm. From 1993 to 1995, he was Executive Vice President of NovAtel Communications Ltd. Before joining NovAtel, Mr. Platt was Managing Director and Corporate Vice President of the American Stock Exchange from 1983-1993. He has been a director of the Company since 1997 and is also a director of Bancroft. Mr. Platt received a B.A. from Skidmore College and an M.A. in Economics from Columbia University.

    The Board of Directors recommends that you vote FOR these nominees.

Information about the Company's Other Directors

    Information about the Company's other directors is presented below.

  Continuing Independent Directors

    William A. Benton, 70, is currently retired. Formerly, Mr. Benton was a partner in BE Partners, a small options market maker, from 1991 until the business was sold on November 1, 2000. From 1991 to November 1999, he was a limited partner of Gavin, Benton, & Co., a New York Stock Exchange specialist firm. Mr. Benton has been a member of the New York Stock Exchange for more than 45 years, and has previously been a director of a discount brokerage firm and a brokerage firm making markets in derivative instruments. Mr. Benton has been a director of the Company since 1986 and is also a director of Bancroft. Mr. Benton graduated from Bucknell University with a B.S. in Commerce and Finance. Mr. Benton's term as director expires in 2006.

    Donald M. Halsted, Jr., 76, was a self-employed businessman from 1983 until his retirement in 2003. Mr. Halsted has had more than thirty years experience in management and marketing for cement companies, including several senior management positions. Mr. Halsted served in the Army Air Force in World War II. Mr. Halsted has been a director of the Company since 1986 and is also a director of Bancroft. Mr. Halsted received an A.B. in Economics from Princeton University. Mr. Halsted's term as director expires in 2005.

    George R. Lieberman, 81, is a retired businessman. Prior to his retirement, Mr. Lieberman had more than 30 years experience in advertising. He was founder and President of Lieberman Associates, an


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

advertising agency, and also founder and President of Interspace Airport Advertising. In addition, Mr. Lieberman was a director of Merchants National Bank for over twenty years. Mr. Lieberman served in the U.S. Navy during World War II as a fighter pilot and received several citations and commendations. Mr. Lieberman has been a director of the Company since 1990 and is also a director of Bancroft. Mr. Lieberman received a B.A. from Muhlenberg College. Mr. Lieberman's term as director expires in 2006.

    Duncan O. McKee, 72, retired in 1988 from the practice of law as a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP (Ballard Spahr). During his career at Ballard Spahr, Mr. McKee represented publicly owned companies, including closed-end and open-end investment companies, in mergers, acquisitions and securities offerings. Mr. McKee was Director Emeritus of the Company and Bancroft from 1988 to 1996. Mr. McKee has been a director of the Company since 1996 and is also a director of Bancroft. Mr. McKee received his undergraduate degree from the College of Wooster and his law degree from Duke University School of Law. Mr. McKee's term as director expires in 2005.

  Continuing Directors Who Are Interested Persons

    Thomas H. Dinsmore, 50, has been Chairman and Chief Executive Officer of the Company, Bancroft and Davis-Dinsmore (investment adviser to the Company and Bancroft) since August 1996. From 1986 to August 1996, Mr. Dinsmore was President of the Company; from 1985 to 1996, he was President of Bancroft; and from 1988 to 1996, he was President of Davis-Dinsmore. Mr. Dinsmore is a Chartered Financial Analyst. Mr. Dinsmore has been a director of the Company since 1986 and is also a director of Bancroft and Davis-Dinsmore. Mr. Dinsmore received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania, and an M.A. in Economics from Fairleigh Dickinson University. Mr. Dinsmore's term as director expires in 2005.

    Mr. Dinsmore is an interested person (within the meaning of the Investment Company Act) of the Company and Davis-Dinsmore because he is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

    Jane D. O'Keeffe, 48, has been President of the Company, Bancroft and Davis-Dinsmore since August 1996. In 1996, before becoming President of the Company and Bancroft, she was Executive Vice President of the Company and Bancroft. From 1994 to 1996, Ms. O'Keeffe was Vice President of the Company and Bancroft and Executive Vice President of Davis-Dinsmore. Ms. O'Keeffe has been in the investment business since 1980. Ms. O'Keeffe has been a director of the Company since 1995 and is also a director of Bancroft and Davis-Dinsmore. Ms. O'Keeffe has a B.A. from the University of New Hampshire and attended the Lubin Graduate School of Business at Pace University. Ms. O'Keeffe's term as director expires in 2006.

    Ms. O'Keeffe is an interested person (within the meaning of the Investment Company Act) of the Company and Davis-Dinsmore because she is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

  Certain Relationships

    Thomas H. Dinsmore and Jane D. O'Keeffe are brother and sister.

Committees of the Board

    The Board has three committees: an Audit Committee, a Nominating and Administration Committee and a Pricing Committee.


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

  Audit Committee

    The Company has a separately designated Audit Committee as that term is defined in the Securities Exchange Act of 1934, as amended. The Audit Committee is comprised entirely of independent directors (Mr. Benton, Dr. Bogan, Mr. Halsted and Mr. Lieberman, with Dr. Bogan serving as Chairperson). In addition, all such members are independent as such term is defined by the American Stock Exchange's listing standards.

    In accordance with its charter, attached as Appendix A to this Proxy Statement, the Committee oversees the Company's accounting and financial reporting policies and practices, as well as the quality and objectivity of the Company's financial statements and the independent audit of the financial statements. Among other duties, the Committee selects independent auditors for the Company, evaluates their independence and meets with them to review the scope and results of the audit. The Audit Committee also (i) serves as the Company's qualified legal compliance committee within the meaning of Part 204 of the Securities and Exchange Commission's Attorney Conduct Rules, and (ii) receives reports of violations and potential violations of the Company's Code of Ethics for Principal Officers. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company or Davis-Dinsmore, of concerns regarding questionable accounting or auditing matters.

    Audit Committee Report

    The Audit Committee reviewed and discussed the Company's audited financial statements with its independent auditors, PricewaterhouseCoopers LLP (PwC). These discussions included the auditor's judgments about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting. PwC, the Audit Committee and management also discussed matters such as the clarity, consistency and completeness of the accounting policies and disclosures, with a particular focus on critical accounting policies.

    The Audit Committee has received a letter from PwC required by Independence Standards Board Standard No. 1 disclosing all relationships between PwC and its related entities and the Company. The Audit Committee discussed with PwC their independence as the Company's independent auditors. In addition, the Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining PwC's independence. The Audit Committee also reviewed and discussed the Company's audited financial statements with management.

    Based on the review and discussions described above, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report to shareholders for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

                                        Elizabeth C. Bogan, Ph.D., Chairperson
                                        William A. Benton
                                        Donald M. Halsted
                                        George R. Lieberman

  Nominating and Administration Committee

    The Nominating and Administration Committee is also comprised entirely of independent directors (Mr. Ahalt, Mr. Halsted and Mr. Lieberman, with Mr. Halsted serving as Chairman). In


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accordance with its charter, the Committee, among other duties, recommends nominees as independent directors for the Company and nominees for Board committees, reviews Board governance issues and Board compensation and monitors the performance of legal counsel. In recommending nominees, the Committee considers the diversity of experience and backgrounds of nominees and directors. The Nominating and Administration Committee will consider a shareholder's suggestion for a nominee for director, but the final decision for all nominees will be made by the Committee.

    A shareholder may nominate an individual for election to the Board of Directors at the 2005 Annual Meeting of shareholders if the shareholder: (1) is a shareholder of record at the time of giving notice to the Company; (2) is a shareholder of record at the time of the 2005 Annual Meeting; (3) is entitled to vote at the 2005 Annual Meeting; and (4) has complied with the notice procedures in the Company's Bylaws. The notice procedures require that a shareholder submit the nomination in writing to the Secretary of the Company no earlier than September 12, 2004 but no later than October 13, 2004. The notice must contain all information relating to the nominee required for proxy solicitations by Regulation 14A under the Securities Exchange Act of 1934, as amended (including the individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice must also contain the shareholder's name and address as they appear on the Company's books (and the name and address of any beneficial owner, on whose behalf the nomination is made) and the number of shares of stock owned beneficially and of record by such shareholder and shareholder nominee.

  Pricing Committee

    The Pricing Committee is comprised of three members, two of whom are independent directors (Mr. Ahalt and Mr. Platt, with Mr. Ahalt serving as Chairman) and one of whom is an interested person (Mr. Dinsmore). In accordance with its charter, the Committee assists the Company's investment adviser, Davis-Dinsmore, in its valuation of the Company's portfolio securities when pricing anomalies arise and the full Board is not available to assist Davis-Dinsmore in making a fair value determination.

    It is anticipated that the Committee will meet only as pricing anomalies or issues arise that cannot be resolved by the entire Board due to time constraints.

Board and Committee Meeting Attendance

    During the 2003 fiscal year, the Board met eight times, the Audit Committee met three times and the Nominating and Administration Committee met three times. The Pricing Committee did not meet. All directors attended at least 75% of all Board and Committee meetings held during the 2003 fiscal year.

Directors' Compensation

    Mr. Dinsmore and Ms. O'Keeffe are the only officers of the Company or Davis-Dinsmore who serve on the Board of Directors. Each director who is not an officer of the Company or Davis-Dinsmore currently receives (1) an annual fee of $5,000, (2) $1,000 plus expenses for each Board meeting attended, (3) $1,000 for each shareholders' meeting attended, (4) $1,000 plus expenses for each Committee meeting attended that is not held in conjunction with a Board meeting, and (5) $500 for each Committee meeting attended that is held in conjunction with a Board meeting. The chairperson of each Committee receives an additional $200 per Committee meeting.

    Davis-Dinsmore is the Company's investment adviser and is also the investment adviser to Bancroft. Because of this connection, Bancroft and the Company make up a "fund complex" (Fund Complex). The following table shows the compensation that was paid to the directors solely by the Company as well as by the Fund Complex as a whole during the 2003 fiscal year.


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                                     Aggregate Compensation   Total Compensation
                                          From Company        From Fund Complex
                                     ----------------------   ------------------
Thomas H. Dinsmore................         $  -0-                  $  -0-
Jane D. O'Keeffe..................         $  -0-                  $  -0-
Gordon F. Ahalt...................         $14,500                 $29,000
William A. Benton.................         $15,500                 $31,500
Elizabeth C. Bogan, Ph.D..........         $15,100                 $30,700
Donald M. Halsted, Jr.............         $17,600                 $35,700
George R. Lieberman...............         $17,000                 $34,500
Duncan O. McKee...................         $14,000                 $28,000
Nicolas W. Platt..................         $14,000                 $28,000

                                   PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    Although not required to do so, the Board of Directors seeks your ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP
(PwC) as the Company's independent auditors for the 2004 fiscal year. The Board of Directors believes that the shareholders should have the opportunity to vote on this matter. If the appointment is not ratified, the Audit Committee will review its appointment of PwC. We do not expect that a representative from PwC will be present at the Annual Meeting. However, should a PwC representative choose to attend, he or she will have an opportunity to make a statement and to respond to appropriate questions.

Fees Paid to PwC by the Company (For the 2003 Fiscal Year)

    For the 2003 fiscal year, PwC billed the Company aggregate fees for professional services as follows:

Audit Fees............................................................. $39,585
Financial Information Systems Design and Implementation Fees........... $     0
All Other Fees......................................................... $ 3,000*
                                                                        -------
Total Fees............................................................. $42,585

* All Other Fees includes fees billed for reviewing the Company's tax return.

Fees Paid to PwC by Davis-Dinsmore (For the 2003 Fiscal Year)

    For the 2003 fiscal year, PwC billed Davis-Dinsmore aggregate fees for professional services as follows:

Financial Information Systems Design and Implementation Fees.......... $     0
All Other Fees........................................................ $11,896**
                                                                       -------
Total Fees............................................................ $11,896

** All Other Fees consists of amounts paid to PwC by the Company's adviser in connection with the audit of Davis-Dinsmore's financial statements.

         The Board of Directors recommends that you vote FOR Proposal 2.


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

                                   PROPOSAL 3

                         AMENDMENT TO COMPANY'S CHARTER

Background

    The Company's common stock trades on the American Stock Exchange. For the 12 weeks that ended on November 14, 2003, the average market price for each share was approximately 7.54% less than its weekly net asset value. In this circumstance, Article IX of the Company's Charter requires the Board to adopt a proposal, to the extent consistent with the Investment Company Act, to submit a Charter amendment to shareholders that would permit shareholders to sell their shares back to the Company at their net asset value on March 31, June 30, and September 30, 2004.

    At the Annual Meeting, you will be asked to approve or disapprove the following resolution:

        RESOLVED, that the Company's Charter be and it is hereby amended by adding a new Article XII to read in full as follows:

                                   ARTICLE XII

        Each holder of shares of common stock of the Corporation shall have the right to tender all of such shares to the Corporation for purchase on March 31, 2004, June 30, 2004 and September 30, 2004 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date; provided, however, that no such right shall exist unless (i) the Corporation receives an opinion of counsel selected by the Corporation that such right is lawful under the Investment Company Act of 1940, as amended, or (ii) the Corporation receives a "no-action" letter or interpretive or exemptive relief from the Securities and Exchange Commission permitting such right; and provided further, however, that the Corporation may suspend such right (a) for any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

The Board of Directors, including all the directors who are not affiliated with Davis- Dinsmore Management Company, recommends that you vote AGAINST Proposal 3.

Factors Considered by the Board of Directors

    In opposing the adoption of the proposed amendment to the Company's Charter, the Board of Directors considered the following factors:

  Past Performance of the Company

    The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible securities. The Company's investment objectives are to provide for income and potential for capital appreciation (which objectives the Company considers to be relatively equal, over the long term, due to the nature the securities in which it invests). The Board believes that the Company has succeeded in meeting its objectives. The following table illustrates the growth in the net asset value and market price of the Company's common stock:

---------------------------------------------------------------------------------------------------
                                       Percentage Increase in Net Asset
                                       Value with Dividends and Capital     Total Investment Return
                 Period               Gains Reinvested at Net Asset Value   Based on Market Price*
---------------------------------------------------------------------------------------------------
Year Ended September 30, 2003                        14.02%                          10.81%
---------------------------------------------------------------------------------------------------
Five years ended September 30, 2003                  33.88%                          50.20%
---------------------------------------------------------------------------------------------------
Ten Years ended September 30, 2003                  133.72%                         175.13%
---------------------------------------------------------------------------------------------------
June 1986 (beginning of operations)                 349.41%                         395.68%
through September 30, 2003
---------------------------------------------------------------------------------------------------

* Assumes reinvestment of dividends and capital gains at prices obtained by the Company's dividend reinvestment plan.

    The Board also looked at the following measurements of the Company's performance:

    o During the 2003 fiscal year, the Company paid distributions of $0.301 per share from investment income. This represented approximately 3.7% of the shares' average weekly net asset value and approximately 3.8% of their average weekly closing market price.

    o In addition, on October 20, 2003, the Company declared a distribution payable on November 26, 2003 of $0.105 per share from investment income. On the date it was declared, this distribution represented approximately
        1.3 % of the closing market price of the Company's shares.

    How the Company has performed in the past is not a guarantee of how it will perform in the future. However, the Board believes that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing for income and the potential for capital appreciation.

  Market Discounts May Provide Investment Opportunities

    Over the past several years, numerous closed-end funds whose shares are traded on exchanges have seen their shares trade at a discount to net asset value. In many instances these discounts have increased in recent years. A number of factors can influence the size of the discount, including demand for a fund's shares, the extent to which analysts report on a fund, and a fund's performance.

    When an investor buys shares of a closed-end fund at a price that is lower than the fund's net asset value, the investor gets an ownership interest in an investment portfolio valued at more per share than the investor paid for the shares. For example, if a fund has a net asset value per share of $10.00, but a market value per share of $9.00, an investor will earn a return on securities with a value ($10.00) that is higher than his or her investment ($9.00). This will result in a higher return on the investor's money than would have been the case if the investor paid net asset value. For this reason, the Board believes that market discounts may present investment opportunities for investors. To the extent investors act upon this investment opportunity, they may increase the demand for and liquidity of a closed-end fund's shares.

    In making its recommendation, that shareholders vote against the Charter amendment, the Board recognized that so long as the market discount remains stable (or is reduced), investors who sell their shares are not in a worse position than when they purchased their shares as a result of the discount. For example, if on a given date the Company has a net asset value per share of $10.00 and a market value per share of $8.50, investors who purchased shares on that date bought them at a 15% discount from net asset value. Assume the net asset value per share later increased to $11.00. If the market value per share concurrently increased to $9.35, the discount would have remained at 15%. In examining the return to investors, based upon net asset value, the shares increased in value from $10.00 to $11.00, or 10%. Based upon market value, the shares increased in value from $8.50 to $9.35, or 10%. In this example, investors who sold their shares on the later date were not in a worse position because of the discount.

    The Board also recognized that if the market price did not increase to the same extent that the net asset value increased (thereby resulting in an increase in the market discount), investors who sell their shares would receive a return on their investment, based upon market value, that is lower than the return on investment, based upon net asset value. In addition, if the market price declines to a price that is lower than the market price when the investor purchased their shares, investors who sell their shares would recognize a loss on their investment. For example, assume the net asset value per share of the Company's stock increased from $10.00 to $11.00, while the market value per share increased from $8.50 to $9.00. This would result in a market value that is at an 18.2% discount from the $11.00 per share net asset value. This increase in market value from $8.50 to $9.00, or 5.9%, would be lower than the 10% increase in net asset value. Investors who sold their shares would still recognize a gain on their investment, but not to the extent that the net asset value increased. If the discount increased to more than 22.7%, so that the market price was less than $8.50, investors who purchased their shares at $8.50 and sold at a lower price would recognize a loss upon the sale.

    The Board of Directors has concluded that the future of the Company should not be tied to whether its shares have traded at a market discount. Instead, the Company's future should be based on its success in meeting its investment objective. In making its recommendation, the Board recognized that it had reached the same conclusion in prior years.

  Tenders Would Adversely Affect the Company's Operations and Performance

    The Board believes that to require the Company to repurchase its shares would not be in the best interests of the Company and its shareholders as a whole because of the effect that repurchases would have on-

    o The Company's expense ratio. Fewer shareholders would have to bear the Company's fixed expenses.

    o The Company's investment performance and its ability to achieve its investment objective. The Company might have to sell some of its more liquid and more desirable portfolio securities to raise the cash it would need to repurchase its shares. This could leave the Company with less desirable holdings.

    o The Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended. In order to maintain its status as a regulated investment company under the Code, the Company must satisfy certain quarterly diversification and annual distribution requirements. The sale of securities to pay the purchase price for the tendered shares might cause the Company's portfolio to lack sufficient diversification for purposes of the Code requirement. In addition, payment of the purchase price for the tendered shares might eliminate cash and other liquid investments that would otherwise be available to pay dividends in satisfaction of the distribution requirement of the Code.

    o The Company's continued existence. The Board might have to recommend the liquidation, merger or other reorganization of the Company if the Company were to become too small to be operated efficiently.

  Value of the Company's Portfolio

    The Company would have to sell securities from its portfolio to pay for shares that it would be required to repurchase. In doing so, the Company would have to pay transaction costs. In addition, the Company would have less bargaining power if it had to sell its portfolio securities and might have to sell them at lower prices than it otherwise would. These transaction costs and lower prices might reduce the net asset value of the Company's shares and, therefore, the amounts payable to shareholders who sell their shares back to the Company at their net asset value.

  Continued Listing on the American Stock Exchange

    The Company's shares are listed on the American Stock Exchange. The shares could be delisted if the total market value of publicly held shares and the Company's net assets are each less than $5 million for more than 60 consecutive days, or less than 200,000 shares are publicly traded, or there are less than 300 round-lot holders of the shares, or the Company ceases to qualify as a closed-end fund under the Investment Company Act. Share repurchases will not reduce the Company's authorized capital.

  Compliance with the Investment Company Act May Delay or Prevent Implementation

    The Company's Charter requires that, if the conditions of Article IX of the Charter are met, the Board will adopt a proposal, to the extent consistent with the Investment Company Act, to amend the Charter to give the shareholders the right to tender their shares to the Company. The proposed Charter amendment provides that shareholders will not have the right to tender their shares unless the Company has received an opinion of counsel selected by the Company that the right to tender is lawful under the Investment Company Act or unless the Company receives a no-action letter or interpretive or exemptive relief from the Securities and Exchange Commission (Commission) permitting such right to tender.

    In previous years, the staff of the Division of Investment Management at the Commission has advised the Company that, if the Charter amendment is approved, the Company would need to comply with the provisions of Rule 23c-3 under the Investment Company Act to avoid the possible characterization of the Company's shares as redeemable securities. Rule 23c-3 permits a closed-end fund such as the Company to conduct periodic repurchases of its shares, subject to compliance with the conditions of the Rule, without being deemed to be an issuer of redeemable securities. One of the conditions of the Rule is that the share repurchases be conducted pursuant to a fundamental policy, changeable only by an Investment Company Act Majority vote of the shareholders. Compliance with this condition would require shareholder approval of the fundamental policy. If a closed-end company engages in share repurchases under the Rule but does so other than pursuant to a fundamental policy, share repurchases may not be made any earlier than two years after a prior share repurchase.

    The Company cannot predict at this time whether, if the shareholders approve the Charter amendment, it will be able or willing to comply with the provisions of Rule 23c-3. As a result, even if the shareholders approve the Charter amendment, shareholders will not have the right to tender their shares to the Company until the Company takes further action to comply with the Investment Company Act either by obtaining an opinion of counsel selected by the Company that it is lawful to engage in periodic repurchases under the terms of the Charter or by obtaining a no-action letter or exemptive or interpretive relief from the Commission so that it can conduct share repurchases in accordance with the provisions of its Charter. There can be no assurance that the Company would be able to obtain any such opinion of counsel, or obtain any such no-action letter or interpretive or exemptive relief from the Commission.

Potential Advantages to Shareholders

    In making its recommendation, the Board recognized that the Company's market discount has been greater than 5% in three of the past five years. For example, the market price per share was 16.5% less than the Company's net asset value per share at September 30, 1999, the market price per share was 16.5% less than the Company's net asset value per share at September 30, 2000, was 3.7% less than the net asset value per share at September 30, 2001, was 3.3% less than net asset value per share at September 30, 2002 and was 6.2% less than net asset value per share at September 30, 2003. The Board also recognized that the average trading volume for the Company's shares is less than the average trading volume for companies generally on the American Stock Exchange. The Board considered two potential advantages for shareholders in adopting the proposed Charter amendment:

    o If shareholders wanted to sell shares, they would be able to do so at their net asset value instead of at their market price, which averaged 4.0% less than their net asset value for the last fiscal year, and has averaged 10.5% less than net asset value over the past five fiscal years. By doing this, shareholders would maximize the return on their investment in the near term.

    o The market price for the shares may increase, thereby reducing the market discount.

However, the effect of the Company's transaction costs and reduced bargaining power if it had to sell its portfolio securities might decrease the net asset value of the Company's shares and, therefore, the amounts paid to shareholders who sell their shares back to the Company.

Potential Conflicts Disclosed

    Two of the directors who considered this proposal (Mr. Dinsmore and Ms. O'Keeffe) are interested directors because they are directors, officers and shareholders of Davis-Dinsmore Management Company, the Company's investment adviser. If the Company repurchased its shares, the Company would become smaller and this would result in a reduction of the fees that the Company pays to Davis-Dinsmore. The interested directors acknowledged the effect that the Charter amendment would have on Davis-Dinsmore, but indicated that, in considering their recommendation, they focused on the long-term interests of the Company and its shareholders as a whole and believed that the Charter amendment was not in the best interests of the Company and its shareholders as a whole.

Federal Income Tax Treatment

    Generally, shareholders who tender all their shares would recognize a capital gain (or loss) for federal income tax purposes to the extent the amount they receive is greater (or less) than the amount they paid for their shares. This capital gain (or loss) will be taxed as long-term capital gain (or loss) if shares tendered have been owned for more than one year. A shareholder that is not a corporation is subject to federal income tax on long-term capital gain at a maximum rate of 15%. However, amounts received by tendering shareholders could be taxed as dividends in circumstances where, after application of the constructive ownership rules of the Code, the purchase of their shares by the Company did not constitute a complete termination of their interest, a substantially disproportionate redemption or a distribution that was not essentially equivalent to a dividend. Because the Company is unaware of the number of shares constructively owned by each of its shareholders, the Company will be unable to designate amounts paid to repurchase its shares as "qualified dividend income." Accordingly, any such amounts that are treated as dividends will be taxed at regular ordinary income tax rates.

    Noncorporate shareholders who tender their shares may be subject to backup withholding at a 28% rate on the cash received in exchange. Backup withholding generally will not apply, however, to a shareholder who furnishes a correct taxpayer identification number and certifies under penalties of perjury that such number is correct.

How Shares Would Be Tendered

    If the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company will make a tender offer to shareholders in accordance with the requirements of the Securities Exchange Act of 1934 and the Investment Company Act by publication or mailing, or both. We will establish procedures to make the current net asset value of the Company's shares publicly available throughout the period of the tender offer. If you wish to accept the tender offer, you may be required to tender all your shares (or all shares attributed to you for federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the offer unless it suspends the tender offer as described above.

    If you tender your shares, you will be required to pay a fee directly to the Company's transfer agent to help to defray processing costs. We anticipate that the fee will be $25 but it could be higher or lower.

    The Company will charge against capital, costs incurred by it in connection with the tender offer. Shares that have been tendered and purchased by the Company will become authorized but unissued shares.

Limitation on Tenders

    If the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company will be able to suspend your rights to tender your shares during periods -

    o In which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on it is restricted.

    o In which, because of an emergency, it is not reasonably practicable for the Company to sell its portfolio securities or to fairly determine the net asset value of its shares.

    o In which the Securities and Exchange Commission permits the Company to suspend rights to tender for the protection of its shareholders.

    In addition, if the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company intends to follow a policy (which it may change) of suspending your rights to tender your shares if, in the Board's judgment -

    o Legal action is begun or threatened that challenges the tender of the Company's shares or otherwise materially adversely affects the Company.

    o Federal, state or foreign authorities declare a banking moratorium on banks in the United States, New York or in foreign countries in which the Company invests, or any of those banks suspends payment.

    o Federal, state or foreign authorities limit the extension of credit by lending institutions or the exchange of foreign currency and those limitations affect the Company or the issuers of the Company's portfolio securities.

    o War, armed hostilities, terrorist attacks or other calamity occurs that directly or indirectly involves the United States or other countries in which the Company invests.

                             ADDITIONAL INFORMATION

Investment Adviser

    Davis-Dinsmore Management Company, 65 Madison Avenue, Morristown, New Jersey 07960, is the Company's investment adviser.

Executive Officers

    The Company's executive officers are elected by the Board of Directors and receive no compensation from the Company. Information about these officers is presented below.

    Thomas H. Dinsmore is Chairman and Chief Executive Officer of the Company. Mr. Dinsmore is also a director of the Company and information about him is presented earlier in this proxy statement under "Proposal 1, Election of Directors - Information about the Company's Other Directors - Continuing Directors Who Are Interested Persons."

    Jane D. O'Keeffe is President of the Company. Ms. O'Keeffe is also a director of the Company. Information about Ms. O'Keeffe is presented earlier in this proxy statement under "Proposal 1, Election of Directors - Information about the Company's Other Directors - Continuing Directors Who Are Interested Persons."

    H. Tucker Lake, Jr., 56, has been Vice President of the Company and of Bancroft since 2002. From 1994 until 2002, he was Vice President, Trading of the Company. He has been a Vice President of Davis-Dinsmore since 1997.

    Gary I. Levine, 46, has been Secretary of the Company and Bancroft since November 2003, and Vice President and Chief Financial Officer of the Company and Bancroft since 2002. In addition, Mr. Levine has been Treasurer of the Company and Bancroft since 1993. Previously, Mr. Levine was Assistant Secretary of the Company and Bancroft from 1986 until 2002. He has been Vice President of Davis-Dinsmore since 2002 and Treasurer since 1997. He was Assistant Secretary of Davis-Dinsmore from 1994 to 2002, and Assistant Treasurer from 1994 to 1997.

    Germaine M. Ortiz, 33, has been a Vice President of the Company since 1999. She has also been a Vice President of Davis-Dinsmore since 1999. She was Assistant Vice President of the Company, Bancroft and Davis-Dinsmore from 1996 to 1999. From 1993 to 1996, Ms. Ortiz was an Assistant Analyst with Davis-Dinsmore.

  Certain Relationships

    H. Tucker Lake, Jr. is the cousin of Thomas H. Dinsmore and Jane D.
O'Keeffe.

Security Ownership of Management

    The Company's directors, nominees for director and officers own the shares of the Company's common stock shown on the following table as of November 20, 2003:

                                                        Shares of Company
                                                       Owned Beneficially*
                                                       -------------------
Gordon F. Ahalt....................................          3,501(1)
William A. Benton..................................          6,884
Elizabeth C. Bogan, Ph.D...........................          13,768
Thomas H. Dinsmore.................................          35,197(2)
Donald M. Halsted, Jr..............................          2,489
George R. Lieberman................................          3,494
Duncan O. McKee....................................          4,273
Jane D. O'Keeffe...................................          10,770(3)
Nicolas W. Platt...................................          1,180
H. Tucker Lake, Jr.................................          14,087(4)
Gary I. Levine.....................................          2,466(5)
Germaine M. Ortiz..................................          1,426(6)

* Represents for each director and officer less than 1% of the outstanding shares of the Company. As of November 20, 2003, directors and officers of the Company beneficially owned in the aggregate 99,535 shares of the Company representing approximately 0.8% of the outstanding shares. Except as otherwise indicated, each director and officer possesses sole investment and voting power with respect to shares beneficially owned.

(1) Includes 1,167 shares owned by his wife as to which shares Mr. Ahalt disclaims beneficial ownership.

(2) Includes (i) 828 shares held in trust for the benefit of Mr. Dinsmore's minor children, and (ii) 3,022 shares owned by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.

(3) Includes (i) 1,318 shares held in trust for the benefit of Ms. O'Keeffe's minor children, and (ii) 659 shares owned by her husband, as to which shares Ms. O'Keeffe disclaims beneficial ownership.

(4) Includes (i) 11,251 shares as to which Mr. Lake possesses shared investment and voting power, and (ii) 173 shares held in trust for Mr. Lake's child.

(5) Includes (i) 311 shares as to which Mr. Levine possesses shared investment and voting power, (ii) 500 shares held in trust for the benefit of Mr. Levine's minor children, and (iii) 1,655 shares owned by his wife, as to which shares Mr. Levine disclaims beneficial ownership.

(6) Includes 541 shares as to which Ms. Ortiz possesses shared investment and voting power.

    Set forth below is the dollar range of equity securities beneficially owned
(1) in both the Company and Fund Complex by each director and each nominee for election as a director of the Company as of November 20, 2003.(2)

                                                      Aggregate Dollar Range of
                                                      Equity Securities in All
                                                       Funds Overseen or to be
                            Dollar Range of Equity   Overseen by the Director or
                                Securities in                  Nominee
                                the Company(3)           in Fund Complex(4)
                            ----------------------   ---------------------------
Gordon F. Ahalt............      $10,001-$50,000           $50,001-$100,000
William A. Benton..........      $50,001-$100,000            over $100,000
Elizabeth C. Bogan, Ph.D...       over $100,000              over $100,000
Thomas H. Dinsmore.........       over $100,000              over $100,000
Donald M. Halsted, Jr......      $10,001-$50,000           $50,001-$100,000
George R. Lieberman........      $10,001-$50,000           $50,001-$100,000
Duncan O. McKee............      $10,001-$50,000           $50,001-$100,000
Jane D. O'Keeffe...........      $50,001-$100,000            over $100,000
Nicolas W. Platt...........         $1-$10,000              $10,001-$50,000

(1) Beneficial ownership has been determined based upon the director's or nominee's direct or indirect pecuniary interest in the equity securities.

(2) The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000,
    or over $100,000.

(3) The dollar range of equity securities owned in the Company is based on the closing price of $8.08 on November 20, 2003 on the American Stock Exchange.

(4) The dollar range of equity securities owned in the Fund Complex is based on the closing price of $8.08 for the Company and $18.85 for Bancroft on November 20, 2003 on the American Stock Exchange.

Proxy Solicitation

    The Company expects to solicit proxies principally by mail. The Company will pay the cost of soliciting proxies and may reimburse firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Company's shares. Officers of the Company may also solicit proxies by telephone, facsimile, the Internet or personal interview, and will not receive any additional compensation for such solicitation.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, Section 30(h) of the Investment Company Act, and the regulations of the Securities and Exchange Commission thereunder require the Company's officers and directors and direct or indirect beneficial owners of more than 10% of the Company's Common Stock, as well as Davis-Dinsmore, its directors and officers and certain of its other affiliated persons (collectively, Reporting Persons), to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it and written representations, the Company believes that all filing requirements applicable to the Reporting Persons have been complied with during the fiscal year ended September 30, 2003 except that (i) a Form 5 report covering a 1997 gift of 400 shares by Mrs. Jean Dinsmore (a director of Davis-Dinsmore) to her grandson was not filed in a timely manner, and (ii) a Form 5 report covering a 1997 gift of 400 shares received by Mrs. Sally Finnican (a director of Davis-Dinsmore) as indirect beneficial owner of shares held by an UTMA trust for her son's benefit was not filed in a timely manner.

Shareholder Proposals

    If you want us to consider including a shareholder proposal in the Company's proxy statement for the 2005 annual meeting of shareholders, we must receive it from you no later than August 26, 2004.

    A shareholder may bring other business before the 2005 Annual Meeting of shareholders if the shareholder: (1) is a shareholder of record at the time of giving notice to the Company; (2) is a shareholder of record at the time of the 2005 Annual Meeting; (3) is entitled to vote at the 2005 Annual Meeting; and (4) has complied with the notice procedures in the Company's Bylaws. The notice procedures require that a shareholder submit the proposal in writing to the Secretary of the Company no earlier than September 12, 2004 but no later than October 13, 2004. The notice must include a brief description of the business desired to be brought before the 2005 Annual Meeting, the reasons for conducting such business at the 2005 Annual Meeting and any material interest the shareholder may have in such business. The notice must also include the shareholder's name and address as they appear on the Company's books (and the name and address of any beneficial owner on whose behalf the proposal is made), as well as the number of shares of stock owned beneficially and of record by such shareholder and beneficial owner.

                                        By order of the Board of Directors,

                                        /s/      THOMAS H. DINSMORE
                                        ----------------------------------------

                                                   Thomas H. Dinsmore
                                           Chairman of the Board of Directors

December 29, 2003

                                                                      Appendix A

                         BANCROFT CONVERTIBLE FUND, INC.
               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                                  (THE "FUNDS")
                              AMENDED AND RESTATED
                            AUDIT COMMITTEES CHARTER
                            (Effective July 17, 2003)

1. Each member of the Audit Committees shall meet the audit committee composition requirements for serving on audit committees, and any related requirements regarding the financial sophistication or financial expertise of audit committee members, as set forth from time to time in the AMEX listing standards and in any applicable rules promulgated by the Securities and Exchange Commission (the "SEC").

2. Each member of the Audit Committees shall be free of any relationship that, in the opinion of the Boards of Directors of the Funds, would interfere with his or her individual exercise of independent judgment. Each member of the Audit Committees also shall meet the director independence requirements for serving on audit committees as set forth from time to time in the AMEX listing standards and in any applicable rules promulgated by the SEC and shall be "independent" from the Funds, as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (members that meet such requirements are referred to herein as the "independent directors"). In addition, no member shall be an "interested person" of the Funds, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

3.  The purposes of the Audit Committees are:

    (a) in their capacity as committees of the Boards of Directors, to be directly responsible for the appointment (subject to ratification by a majority of the Boards of Directors of the Funds who are not "interested persons" of the Funds as defined in the 1940 Act ("disinterested directors")), compensation and oversight of the work of any independent auditors employed by the Funds (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

    (b) to oversee the Funds' accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers;

    (c) to oversee the quality and objectivity of the Funds' financial statements and the independent audit thereof;

    (d) to the extent required by Section 10A of the Exchange Act, to preapprove all permissible non-audit services that are provided to the Funds by their independent auditors; and

    (e) to serve as the Funds' qualified legal compliance committee ("QLCC") within the meaning of Part 205 of the Commission's Rules of Practice - Standards of Professional Conduct for Attorneys Appearing and Practicing before the Commission in the Representation of an Issuer (the "Attorney Conduct Rules").

    The function of the Audit Committees is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the independent auditors' responsibility to plan and carry out a proper audit. The independent auditors shall report directly to the Audit Committees.

4. To carry out their purposes, the Audit Committees shall have the following duties and powers:

    (a) to appoint (subject to ratification by a majority of the Boards of Directors of the Funds who are disinterested directors), compensate, oversee and, where appropriate, terminate the Funds' independent auditors and, in connection therewith, to evaluate the independence of such auditors, including whether such auditors provide any consulting services to the Funds' investment adviser, and to receive from such auditors a formal written statement delineating all relationships between such auditors and the Funds;

    (b) to meet with the Funds' independent auditors, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits and any audit plans prepared by the independent auditors for the Funds; (ii) to discuss any matters of concern relating to the Funds' financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s); (iii) to consider the independent auditors' comments with respect to the Funds' financial policies, procedures and internal accounting controls and management's responses thereto; and (iv) to review the form of opinion the independent auditors propose to render to the Boards of Directors and shareholders;

    (c) to receive and review the written disclosures and the letter from the independent auditors regarding their independence, to discuss with such auditors their independence, and to consider whether the provision by such auditors of non-audit services to (i) the Funds, (ii) their advisor or (iii) any person that controls, is controlled by or is under common control with such advisor that provides services to the Funds, is compatible with maintaining such auditors' independence;

    (d) to review and discuss audited financial statements contained in annual and other periodic reports to shareholders with management and the independent auditors to determine that such auditors are satisfied with the disclosure and content of the annual financial statements and the quality of the Funds' accounting principles as applied in their financial reporting, and also to discuss with management and the independent auditors the clarity, consistency and completeness of accounting policies and disclosures;

    (e) based upon a review of the items discussed in (c) and (d) above, to recommend to the Boards of Directors that the Funds' audited financial statements be included in the Funds' annual reports to shareholders;

    (f) to consider the effect upon the Funds of any changes in accounting principles or practices proposed by management or the independent auditors and to review information received from management and such auditors regarding regulatory changes and new accounting pronouncements that affect net asset value calculations and financial statement reporting requirements;

    (g) to the extent that certifications by officers of the Funds (the "signing officers") as to the Funds' financial statements or other financial information are required by applicable law to be included with or in the Funds' periodic reports filed with the SEC, to receive from such officers notifications if such certifications are not included for any reason;

    (h) to meet as necessary with counsel to the Funds, counsel to the disinterested directors of the Funds and, if applicable, independent counsel or other advisers to the Audit Committees and to review information provided by all such persons on legal issues having the possibility of impacting the financial reporting process, including items of industry-wide importance and internal issues such as litigation;

    (i) to the extent required by Section 10A of the Exchange Act, to preapprove all permissible non-audit services that are provided to the Funds by their independent auditors; provided, however, that such preapproval may be delegated to one or more members of the Audit Committees who are both independent directors and disinterested directors so long as any such member's decision to preapprove is presented to the full Audit Committees at their next scheduled meeting;

    (j) to review and approve the fees charged by the independent auditors for audit and permissible non-audit services;

    (k) to investigate improprieties or suspected improprieties in fund operations, including but not limited to receiving and reviewing disclosures by the Funds' signing officers to the Audit Committees of
        (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Funds' ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Funds' internal controls;

    (l) to establish procedures for (i) the receipt, retention and treatment of complaints received by the Funds regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Funds (or the Funds' investment adviser) of concerns regarding questionable accounting or auditing matters;

    (m) to receive and review information provided by management and the independent auditors regarding the Funds' accounting system and controls, including but not limited to receiving from the Funds' independent auditors information concerning (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Funds, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such independent auditors, and (iii) other material written communications between such independent auditors and the management of the Funds such as the management letter or schedule of unadjusted differences;

    (n) to carry out the responsibilities of a QLCC as set forth in the Attorney Conduct Rules, and in connection therewith: (i) to adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law (a "Material Violation"); (ii) to report to the Fund's chief executive officer any report of evidence of a Material Violation (iii) to determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Fund, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) notify the full Board of Directors; (B) initiate an investigation, which may be conducted by outside attorneys; and
        (C)retain such additional expert personnel as the Audit Committee deems necessary; and (iv) at the conclusion of any such investigation, to: (A) recommend, by majority vote, that the Fund implement an appropriate response to evidence of a Material Violation; and (B) inform the chief executive officer and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and (v) acting by majority vote, to take all other appropriate action, including the authority to notify the Commission in the event that the Fund fails in any material respect to implement an appropriate response the Audit Committee has recommended the Fund to take;

    (o) to receive reports of violations and potential violations of the Funds' Code of Ethics for Principal Financial Officers (the "Code") from the Funds' Compliance Officer or his/her designee, and determine whether a violation has occurred;

    (p) to inform the disinterested directors of the Funds of any violation of the Code; and

    (q) to report their activities to the full Boards of Directors on a regular basis and to make such recommendations and/or decisions with respect to the above and other matters as the Audit Committees may deem necessary or appropriate.

5. The Audit Committees shall appoint the Funds' independent auditors at an in-person meeting. If, at any time, the approval by the Audit Committees of the Funds' independent auditors constitutes an approval of such auditors by less than a majority of the disinterested directors, such approval shall be ratified by a majority of the Funds' disinterested directors at the next regularly scheduled in-person meeting of the Boards of Directors.

6. The Audit Committees shall meet on a regular basis and are empowered to hold special meetings as circumstances require. The Audit Committees may meet either on their own or in conjunction with meetings of the full Boards of Directors. Meetings of the Audit Committees may be held in person or by conference telephone. Where appropriate, the Audit Committees may take action by unanimous written consent in lieu of a meeting.

7.  The Audit Committees shall regularly meet with the Treasurer of the Funds.

8. The Audit Committees shall prepare the audit committee report that SEC rules require to be included in the Funds' annual proxy statement.

9. The Audit Committees shall have the resources and authority appropriate to carry out their duties, including the authority to engage independent counsel and other advisers, experts or consultants as they deem necessary to carry out their duties, all at the expense of the appropriate Fund(s).

10. The Funds shall provide for appropriate funding, as determined by the Audit Committees, in their capacity as committees of the Boards of Directors, for payment of compensation (i) to the independent auditors employed by the Funds for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Funds and (ii) to any independent counsel or other advisers employed by the Audit Committees.

11. The Audit Committees shall review this Charter at least annually and recommend any changes to the full Boards of Directors. This Charter may be amended only by the Boards of Directors, with the approval of a majority of the disinterested directors.

12. Each Fund shall maintain and preserve in an easily accessible place a copy of this Charter and any modification to this Charter.

--------------------------------------------------------------------------------

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                   Annual Meeting to be held February 14, 2004
        This Proxy is being solicited on behalf of the Board of Directors

    The undersigned hereby appoints Thomas H. Dinsmore, Gary I. Levine, and Jane
D. O'Keeffe, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of stockholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") at the Trianon Hotel, 3401 Bay Commons Drive, Bonita Springs, Florida 34134 on February 14, 2004 at 10:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked on the reverse hereof, this proxy is given WITH authority to vote FOR the directors listed, FOR the proposal to ratify the Audit Committee's selection of accountants and AGAINST the proposal to amend the Company's Charter.

            PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE
               AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

--------------------------------------------------------------------------------

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                                February 14, 2004


             \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------
      Please mark your
A [X] votes as in this
      example.

                   THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3.

                            FOR                  WITHHOLD
                    nominees listed at          AUTHORITY
                     right (except as    to vote for all nominees
                     indicated below)         listed at right
1. Election as              [ ]                    [ ]   Nominees: Gordon F. Ahalt
   directors of all                                                Elizabeth C. Bogan, Ph.d.
   nominees listed                                                 Nicolas W. Platt
   at right for the
   terms specified in the proxy statement.

FOR AGAINST ABSTAIN

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________

_______________________________________________

                                                         FOR   AGAINST   ABSTAIN
2. Proposal to ratify selection of accountants.          [ ]     [ ]       [ ]

3. Proposal to amend Company's Charter.                  [ ]     [ ]       [ ]


   YOUR VOTE IS IMPORTANT TO US. PLEASE FILL IN, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE.


Signature(s) __________________________________________________Date_____________
NOTE: Please sign as name appears hereon. Joint owners each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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